Exhibit 99.1

QuickLogic Announces Restructuring Plan to Reduce Operating Expenses in Order to Achieve Profitability Goals for Fiscal Year 2020

Restructuring to Generate Approximately $4.0 Million in Annualized Savings

Reaffirms Fourth Quarter Fiscal 2019 Revenue Guidance Range

San Jose, CA – January 28, 2020 – QuickLogic Corporation (NASDAQ: QUIK), a developer of ultra-low power multi-core voice-enabled SoCs, embedded FPGA IP, and Endpoint AI solutions, today announced a restructuring plan that will significantly lower its annual operating expenses.  When fully implemented by the second quarter of fiscal 2020, the Company estimates the reductions will result in annualized operating expense savings of approximately $4.0 million.  These changes are expected to only have a minimal impact on the Company’s research and development efforts to support planned products and technologies.

The majority of the restructuring will come from personnel reductions, which will be across all parts of the Company and geographies, reducing total personnel by approximately 30% by the end of the first quarter of fiscal 2020.  The Company estimates it will incur approximately $600,000 of restructuring expenses, of which approximately $500,000 will be cash expenditures with the majority coming in the first quarter of fiscal 2020.

“As we went through our year-end strategic planning it became clear that the vast majority of the software needed to support our announced EOS™ SoC design wins and near-term SoC growth strategy is completed.  Furthermore, we believe the future expansion into new markets and applications for our SoC and eFPGA products will leverage more of the previously disclosed open source software initiative being developed in conjunction with a Tier 1 service provider.   Given this, we believe we can move forward with a leaner organization while still supporting our growth objectives in fiscal 2020,” said Brian Faith, QuickLogic president and CEO. “The restructuring is expected to further accelerate our path to improved bottom line financial performance in fiscal 2020. We continue to forecast revenue growth this year and are confident the changes will result in a stronger organization, an optimized cost structure, and allow us to allocate our resources in the most efficient way possible.”

Reaffirming Fourth Quarter Fiscal 2019 Revenue Guidance

In addition, QuickLogic also reaffirmed its fourth quarter fiscal 2019 revenue guidance of $3.0 million, plus or minus 10%, and will provide full financial results during its conference call on February 12, 2020.  The Company will provide more information about the restructuring and changes in its operating model in its upcoming financial results conference call.

Fourth Quarter and Fiscal Year 2019 Financial Results Call on February 12, 2020

QuickLogic will hold a conference call to discuss its financial results and provide more information about the restructuring on Wednesday, February 12, 2020 at 2:30 p.m. Pacific Standard Time / 5:30 p.m. Eastern Standard Time. The conference call will be webcast at QuickLogic’s IR Site Events Page.  To join the live conference, you may dial 1-888-394-8218 and international participants should dial 1-323-794-2588. A recording of the call will be available starting approximately one hour after completion of the call. To access the recording, please call (412) 317-6671 and reference the passcode 5294729. The call recording will be archived until Wednesday, February 19, 2020, and the webcast will be available for 12 months on the Company's website at https://ir.quicklogic.com/ir-calendar.

About QuickLogic
QuickLogic Corporation (NASDAQ: QUIK) is a fabless semiconductor company that develops low power, multi-core semiconductor platforms and Intellectual Property (IP) for Artificial Intelligence (AI), voice and sensor processing. The solutions include embedded FPGA IP (eFPGA) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from our recently acquired wholly-owned subsidiary, SensiML Corporation, completes the end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice and sensor processing across mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, including market conditions and future decisions regarding the Company's use of cash resources, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider these and other potential factors and uncertainties that could cause actual results to differ from the results predicted, including those described in more detail in the Company’s public reports filed with the SEC, including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/and on the SEC’s website at www.sec.gov. In addition, please note that the date of this press release is January 28, 2020, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

QuickLogic and logo are registered trademarks and EOS is a trademark of QuickLogic. All other trademarks are the property of their respective holders and should be treated as such.

Company Contacts

Sue Cheung

Chief Financial Officer

(408) 990-4000

ir@quicklogic.com

IR Contact

Jim Fanucchi
Darrow Associates, Inc.
(408) 404-5400
ir@quicklogic.com

IR Contact

Jim Fanucchi
Darrow Associates, Inc.
(408) 404-5400
ir@quicklogic.com